Exhibit 10(v) McCORMICK & COMPANY, INC. 2022 OMNIBUS INCENTIVE PLAN TERMS OF NON-QUALIFIED STOCK OPTION AWARD AGREEMENT The following terms and conditions apply to non-qualified stock options granted under the 2022 Omnibus Incentive Plan by McCORMICK & COMPANY, INC., a Maryland corporation, with its principal offices in Baltimore County, Maryland (hereinafter called the “Company”). RECITALS WHEREAS, the Board of Directors of the Company (the “Board”) believes that the interests of the Company and its stockholders will be advanced by encouraging its directors to become owners of common stock of the Company (“Shares”); and WHEREAS, the Board approved and adopted the Company’s 2022 Omnibus Incentive Plan (the “Plan”) on January 25, 2022, effective March 30, 2022, subject to the approval of the Company’s stockholders; and WHEREAS, the Company’s stockholders approved the Plan on March 30, 2022; and WHEREAS, one of the purposes of the Plan is to provide an inducement to the members of the Board (each a “Director”) to acquire Shares; and WHEREAS, the Board has authorized and approved the grant of an option to each non- employee member of the Board pursuant to the Plan, this Award Agreement and the terms described on the Screen (defined below); NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth below, the terms of this Award and this Award Agreement consist of the following: 1. Grant of Options Details of the Director’s non-qualified stock option, including the grant date, number of Shares, award price, and vesting schedule, are described on the screen captioned “Grants & Awards” in the Computershare website (the “Screen”). On the grant date specified on the Screen, the Company granted a non-qualified stock option to the Director to purchase the number of Shares identified as “Options Granted” at the price per Share specified under “Award Price” (this “Award” or this “option”). In order to exercise this option, the Director may (i) make a cash payment, (ii) surrender Shares owned by the Director having a market value equal to the Award Price and related taxes for the number of Shares to be purchased pursuant to the exercise of all or part of this option, or (iii) authorize the Company to withhold a sufficient number of Shares underlying this option, based on the market value of such Shares on the date of exercise, to pay the Award Price and related taxes and to issue the remaining number of such Shares to the Director (i.e., a net withholding exercise). The option granted hereunder shall be

2 exercisable, except as otherwise provided herein, in accordance with the vesting schedule provided on the Screen until this option expires on the date provided on the Screen (the “Expiration Date”). 2. Restrictions on Transfer of Options (a) Except as hereinafter provided, this option is not transferable by the Director and is exercisable during the Director’s lifetime only by the Director. This option may be transferred by the Director pursuant to a will or as otherwise permitted by the laws of descent and distribution. In addition, the Director may transfer all or any part of this option, “not for value” (as such phrase is defined in the Plan), to any Family Member. (b) Except as otherwise provided in Section 2(a), the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of said option or of any right or privilege conferred hereby contrary to the provisions hereof or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void. 3. Vesting and Exercisability of Options (a) Post-Service Exercise Period Subject to the provisions of Section 3(b) (Death or Disability), Section 3(c) (Termination of Service After Age 75), and Section 3(d) (Change in Control Termination), all rights to exercise this option shall terminate thirty (30) days after the Director ceases to serve as a member of the Board. (b) Death or Disability If the Director ceases to serve as a member of the Board on account of death or Disability, any unvested portion of this option shall immediately become vested and the Director (or in the event of the Director’s death, the Director’s personal representative) may exercise this option, in full or in part, until the Expiration Date, regardless of the restrictions that might otherwise apply with respect to the Options Granted. (c) Termination of Service After Age 75 If the Director ceases to serve as a member of the Board on account of not being renominated to the Board after age 75, in accordance with the Corporate Governance Guidelines, the Director may exercise this option if the option has become vested as of the Director’s last day of Board service under the Vesting Schedule described in Section 1 (Grant of Options) until the Expiration Date, regardless of the restrictions that might otherwise apply with respect to the Options Granted.

3 In no event may this option, or any outstanding Options Granted and outstanding options previously granted (collectively, the “Outstanding Options”), be exercised after the Expiration Date. An exercise of this option with respect to a part of the Shares to which it relates shall not preclude a subsequent exercise as to any remaining part on or before the Expiration Date. (d) Change in Control Termination If the Director ceases to be a member of the Board in connection with a Change in Control: (i) any “in-the-money” Outstanding Options held by the Director immediately before such cessation of services in connection with a Change in Control (other than options granted after the Change in Control) shall, to the extent outstanding at the time of the cessation of services, immediately become 100% vested; and (ii) any Outstanding Options held by the Director immediately before such cessation of services in connection with a Change in Control that are not in-the-money will be canceled immediately. The Committee also may accord any Director a right to refuse any acceleration of exercisability, vesting or benefits, in such circumstances as the Committee may approve. For purposes of this Award Agreement, “in-the-money” means that the per Share fair market value of a Share immediately before the Change in Control exceeds the exercise price per Share of the applicable option. 4. Issuance of Shares The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of the option herein granted unless and until the offering and sale of the Shares represented thereby may legally be made under the Securities Act of 1933, as amended, and the applicable rules and regulations of the U.S. Securities and Exchange Commission. 5. Dividend, Voting and Other Rights The Director shall not have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable upon the exercise of the option herein granted unless and until such Shares have been issued and delivered. 6. Investment Purpose The Company may require the Director to agree that any Shares purchased upon the exercise of this option shall be acquired for investment and not for distribution and that each notice of the exercise of any portion of this option shall be accompanied by a written representation that the Shares are being acquired in good faith for investment and not for distribution.

4 7. Successor This Award shall be binding upon and inure to the benefit of any successor or successors of the Company. 8. Compliance with Law The Company shall make reasonable efforts to comply with all applicable federal and state securities laws. Notwithstanding any other provision of this Award Agreement, the Company shall not be obligated to issue any Shares pursuant to this Award Agreement if the issuance thereof would result in a violation of any law. 9. Withholding The Company shall, in its discretion, have the right to deduct or withhold from payments of any kind otherwise due to the Director, or require the Director to remit to the Company, an amount sufficient to satisfy taxes imposed under the laws of any country, state, province, city or other jurisdiction, including income taxes, capital gain taxes, transfer taxes, and social security contributions that are required by law to be withheld with respect to the Plan, the grant or exercise of stock options, the payment of Shares or cash under this Award Agreement, the sale of Shares acquired hereunder, and/or the payment of dividends on Shares acquired hereunder, as applicable. A sufficient number of Shares resulting from the exercise of this option may be retained by the Company to satisfy any tax withholding obligation. 10. No Right to Continue as Director Neither the Plan, this Award Agreement, the grant of stock options, the payment of Shares or cash under this Award Agreement, the sale of Shares acquired hereunder, and/or the payment of dividends on Shares acquired hereunder, as applicable, gives the Director any right to continue to be a director of the Company or limits, in any way, the right of the Company to change the Director’s compensation at any time for any reason not specifically prohibited by law. 11. Electronic Delivery The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Director’s consent to participate in the Plan by electronic means. The Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. 12. Governing Law and Venue All disputes arising under or growing out of this option or the provisions of this Award Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, United States of America, as provided in the Plan, without regard to such state’s conflict of laws rules. If any dispute arises directly or indirectly from the relationship of the

5 parties evidenced by this Award and this Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Maryland and agree that such litigation shall be conducted only in the courts of Baltimore County, Maryland, and no other courts, where the grant of this option is made and/or to be performed. 13. Severability The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. 14. Imposition of Other Requirements The Company reserves the right to impose other requirements on the Director’s participation in the Plan, on this option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 15. Relation to Plan This Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency or conflict between this Award Agreement and the Plan, the Plan shall govern. The Plan and this Award Agreement shall be administered by the Committee in accordance with the provisions of section 4 of the Plan. Except as expressly provided in this Award Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan or on the Screen. 16. Acceptance of Award The Director shall be deemed to have accepted this Award unless the Director provides written notice to the Company, within thirty (30) business days following the Grant Date, stating that the Director does not wish to accept the Award. Notices should be directed to Investor Services at investor_services@mccormick.com, or to McCormick & Company, Inc. Attn: Investor Services, 18 Loveton Circle, Sparks, Maryland 21152. By accepting this Award Agreement, the Director agrees to be bound by the terms and conditions set forth herein and acknowledges and agrees that: (a) The grant of this option and any future options under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of this option, nor any future grant of an option by the Company, shall be deemed to create any obligation to grant any other options, whether or not such a reservation is explicitly stated at the time of any such grant. The Board has the right, at any time, to amend, suspend, discontinue or terminate the Plan, this Award, and/or this Award Agreement; provided, that the Director’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Director’s rights under the Plan.

6 (b) Neither the Company nor any member of the Board or of the Committee shall have any liability of any kind to the Director for any action taken or not taken in good faith under the Plan; for any change, amendment, or cancellation of the Plan or this option; or for the failure of this option to realize intended tax consequences or to comply with any other law, compliance with which is not required on the part of the Company. (c) The Director has reviewed the Plan, this Award Agreement, and the Screen in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement, and fully understands all provisions of the Plan, this Award Agreement, and the Screen.